Exhibit 99.1

 FOR IMMEDIATE RELEASE

Contacts:

Salisbury Bancorp, Inc.	Riverside Bank
Richard J. Cantele, Jr.	John M. Davies
President & Chief Executive Officer	President & Chief Executive Officer
(860) 435-9801	(845) 454-5511

SALISBURY BANCORP, INC. AND RIVERSIDE BANK ANNOUNCE A STRATEGIC MERGER

Combined Company to HAVE Assets OVER $800 Million

Lakeville, CT, and Poughkeepsie, NY, March 19, 2014 – Salisbury Bancorp, Inc. (“Salisbury”) (NASDAQ: SAL), headquartered in Lakeville, Connecticut and Riverside Bank, (“Riverside”) headquartered in Poughkeepsie, New York announced today that they have entered into a definitive agreement and plan of merger in an all-stock transaction valued at approximately $28 million, based on the closing price of Salisbury common stock on March 18, 2014, pursuant to which Riverside will merge into Salisbury Bank and Trust Company, the wholly-owned subsidiary of Salisbury (“Salisbury Bank”).

Based on financial results as of December 31, 2013, the combined organization would have approximately $808 million in total assets, $630 million in total loans and $682 million in total deposits with 13 branch locations across Connecticut, Massachusetts and New York. On a pro forma basis, the combined bank will have a top 10 deposit market share in the combined four-county market it serves and a top 2 deposit market share among the community banks and bank holding companies serving such four-county market.

The merger is expected to be accretive to both Salisbury’s and Riverside’s earnings per share by over 10 percent with fully phased in cost savings, excluding the impact of potential revenue enhancement opportunities. Additionally, Salisbury anticipates the transaction to be accretive to its tangible common equity ratio, with the combined company's regulatory capital ratios well in excess of regulatory minimums to support continued growth.

In the merger, Riverside shareholders will receive 1.350 shares of Salisbury Bancorp, Inc. common stock for each share of Riverside Bank common stock. Upon closing, Riverside shareholders will own approximately 37 percent of the stock in the combined company.

Richard J. Cantele, Jr., President and Chief Executive Officer of Salisbury and Salisbury Bank said, “We are delighted to announce our plans to partner with Riverside.  This merger presents a unique opportunity to solidify our current presence in New York’s Dutchess County and provides an entrance into Orange County.  These counties are attractive and growing banking markets, and ones we have had interest in for some time.”

Mr. Cantele further commented, “This is a great fit from a cultural and strategic perspective. Not only do our core banking principles, customer focus and cultures align, but our branch networks provide a natural extension of each company’s stand-alone community presence. Additionally, Riverside’s strong commercial lending platform offers us greater loan portfolio diversification and cross-sale opportunities that complement our residential lending, trust and wealth management businesses. We believe the strategic value of this transaction will enhance our franchise and create substantial value for the shareholders of both entities.”

Mr. Cantele concluded, “We look forward to partnering with Riverside to create a bank with greater scale, product breadth and efficiency to compete more effectively and deliver strong returns to our shareholders. We are excited about the future of our combined company.”

John M. Davies, President and Chief Executive Officer of Riverside, echoed those sentiments by saying, “Given our compatible cultures with similar community orientation, customer focus and our ability to meaningfully contribute to the combined company, Salisbury was the clear choice as Riverside’s partner. This merger creates value for the customers, employees and shareholders of both banks, and will strengthen our ability to support the communities in which we operate.”

Mr. Davies went on to state, “By partnering with Salisbury, our customers will have an expanded range of financial products, provided by a team with a common focus on superior service. Further, our stakeholders will benefit from the presence of a strong, soundly managed bank committed to serving businesses and individuals across our markets. We are excited about this partnership and believe our combined growth prospects leave us well positioned in the marketplace.”

Upon completion of the transaction, Mr. Davies will serve as the President of Salisbury Bank’s New York Region. Further, Charles M. Andola, George Banta, Michael D. Gordon, Polly Diane Hoe and Rudolph P. Russo will join Salisbury’s Board. Riverside’s executive officers, Riverside’s nominees to the Salisbury Board of Directors and the other members of Riverside’s Board of Directors, have signed an agreement to vote their shares in favor of the merger. In the aggregate, such voting agreements represent approximately 52.3% of the outstanding Riverside Stock.

The transaction is subject to approval by the shareholders of Salisbury and Riverside, as well as customary regulatory approvals. The transaction is expected to close in the third or fourth calendar quarter of 2014.

Sterne, Agee & Leach, Inc. served as financial advisor to Salisbury and rendered a fairness opinion in connection with the transaction. Cranmore, FitzGerald & Meaney served as legal counsel to Salisbury. Keefe, Bruyette, & Woods, a Stifel Company, served as financial advisor to Riverside and rendered a fairness opinion. Windels Marx Lane & Mittendorf served as legal counsel to Riverside.

Investor Information

An investor presentation discussing the proposed transaction will be available for download by approximately 8:30 am EST on Wednesday, March 19, 2014 at Salisbury’s "Shareholder Relations" section of Salisbury’s website at www.salisburybank.com and will remain available for download for at least ninety (90) days.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, Dover Plains and Millerton, New York and South Egremont and Sheffield, Massachusetts and our proposed branch in Great Barrington, Massachusetts. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

About Riverside Bank

Riverside Bank is a New York State chartered commercial bank serving small and medium sized businesses, professionals and individuals in the Hudson Valley with branches in Poughkeepsie, Red Oaks Mill, Newburgh and Fishkill. Since opening for business in 1988, Riverside Bank has always been committed to providing outstanding products and service to its customers focusing on serving small to medium sized businesses and professionals within its markets.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, cost savings, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Salisbury and Riverside, including future financial and operating results, and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Salisbury and Riverside assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Salisbury’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Salisbury’s and Riverside’s shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Salisbury and Riverside businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Salisbury's stock price before closing, including as a result of the financial performance of Riverside prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Salisbury will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a proxy statement of Salisbury and Riverside and a prospectus of Salisbury, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF SALISBURY AND RIVERSIDE ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders of Salisbury and Riverside will be able to obtain a free copy of the joint proxy statement/prospectus (when available) containing information about Salisbury and Riverside, as well as other filings containing information about Salisbury, at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Salisbury’s website at www.salisburybank.com.

PARTICIPANTS IN THE SOLICITATION

Salisbury and Riverside and certain of their respective directors, executive officers and other members of management and employees, under the SEC's rules, may be deemed to be “participants” in the solicitation of proxies from the shareholders of Salisbury and Riverside in connection with the proposed merger and related matters. Information regarding the directors and executive officers of Salisbury and their ownership of Salisbury common stock is set forth in the proxy statement for Salisbury's 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 30, 2013. Information regarding the directors and executive officers of Riverside and their ownership of Riverside common stock, and additional information regarding the interests of the Salisbury and Riverside participants, may be obtained by reading the joint proxy statement/prospectus when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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